LIST OF SUBSIDIARIES


                                                                 OWNERSHIP
                                    GOVERNING                  INTEREST OF THE
         NAME                      JURISDICTION                   COMPANY

Coaching Institute, Inc.             Utah                           85%

Warever Corp.                        Utah                          100%